EXHIBIT 99.1

1 2018 Annual Shareholders' Meeting of CB Financial Services, Inc. The holding company of

2 Barron P. (“Pat”) McCune, Jr. Vice Chairman & CEO

3 Ralph J. Sommers, Jr. Chairman of the Board of Directors

4 Barron P. (“Pat”) McCune, Jr. Vice Chairman & CEO

5 Patrick G. O’Brien President

6 Shareholder Presentation June 2018

7 Forward - Looking Statements Statements contained in this presentation that are not historical facts may constitute forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward - looking statements are subject to significant risks and uncertainties. CB Financial Services, Inc. (the “Company”) intends such forward - looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to integrate the operations of businesses we acquire; our ability to control costs and expenses, and other factors that may be described in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward - looking statement except as may be required by applicable law or regulation.

8 CB Financial Services, Inc. 2017 Financial Results & Performance Metrics

9 2017 Financial Results ▪ 2017 was a solid year of growth and performance ▪ Financial results were impacted by the resources devoted to the merger with First West Virginia Bancorp (“FWVB”) and Progressive Bank (“PB”) ▪ The Definitive Agreement with FWVB and PB was announced on November 17, 2017 ▪ 2017 finished strong with regard to profit, NIM, efficiency and credit quality

Peer Comparison December 31, 2017 CB Financial Services, Inc. Peer group Performance ratios (%) Yield on earning assets 3.95% 3.92% Cost of funding earning assets 0.41 0.58 Net interest spread 3.53 3.34 Noninterest income to earning assets 0.91 0.91 Return on assets (ROA) 0.81 0.73 Return on equity (ROE) 8.00 7.18 Net charge - offs to loans 0.13 0.13 Efficiency ratio 66.70 69.83 Note: The peer group consists of 20 Pennsylvania commercial banks with asset sizes between $500 million and $1 billion. Source: FDIC Website (using custom - built report)

Peer Comparison December 31, 2017 CB Financial Services, Inc. Peer group Condition ratios (%) Loss allowance to loans 1.18% 1.18% Loss allowance to noncurrent loans 215.17 169.21 Noncurrent loans plus other real estate owned to assets 0.47 0.64 Noncurrent loans to loans 0.55 0.70 Net loans and leases to deposits 95.10 87.14 Equity capital to assets 9.68 10.18 Total risk - based capital ratio 13.47 15.12 Note: The peer group consists of 20 Pennsylvania commercial banks with asset sizes between $500 million and $1 billion. Source: FDIC Website (using custom - built report)

12 The First West Virginia Bancorp - Progressive Bank Transaction

13 The Progressive Bank Transaction Rationale ▪ Community Bank faced challenges with loan and deposit growth ▪ To increase revenue, Community Bank implemented the following: ▪ Develop a robust lending approach to grow the loan portfolio ▪ Produce low cost deposits to fund loan growth in an increasing interest rate market ▪ Light trading volume in CB Financial Services, Inc. (“CBFV” or the “Company”) stock thus inhibiting liquidity and promoting price volatility ▪ CBFV stock trading at lower multiples to earnings and book value than some peers ▪ How to exceed $1 Billion in assets and $100 Million in market capitalization (common benchmarks for institutional investors to purchase stock)

14 Strategy ▪ One strategy was to acquire another financial institution ▪ This would increase deposits, allowing us to maintain a lower cost of funds by avoid term borrowings ▪ This would increase the number of outstanding shares and likely increase liquidity in the trading of CBFV stock ▪ This would raise the Company to a level that would make our stock more attractive to institutional investors ▪ This would enhance the Company’s eligibility for inclusion into the Russell 2000 Index (explained on additional slides)

15 The Progressive Bank Combination ▪ Progressive Bank had 8 attractive offices and approximately $ 285 million in low cost deposits ▪ Progressive Bank also had $205 million in securities ▪ However, Progressive Bank had only $101 million in loans ▪ For any combination of the banks to be successful, it would be necessary to re - deploy the cash and securities of Progressive Bank into solid loan originations ▪ Community Bank was committed to achieve strong loan growth before and after the combination

16 Community Bank Achieves Strong Loan Growth ▪ In the last quarter of 2017, loans grew by $40.5 million or 5.8%. Commercial loans grew by $34.4 million or 9.7%. ▪ In the first quarter of 2018, loans grew by $36.6 million or 5.0%. Commercial loans grew by $30.6 million or 8.7%. ▪ By the closing date of April 30, 2018, Community Bank had a loan to deposit ratio over 104% ▪ Community Bank was approaching $ 100 million in overnight borrowings to fund this dramatic loan growth ▪ This strategy was deliberate and by design ▪ By the end of May, with the Progressive Bank deposits on hand, Community Bank drastically reduced overnight borrowings

17 The Russell 2000 Index ▪ CBFV and FWVB knew that the combined company would likely qualify to be included in the Russell 2000 Index when the Russell 2000 was reconstituted for 2018 ▪ The Russell 2000 is a subset of the Russell 3000, which is the 3000 largest public companies in America as measured by “market capitalization” (i.e. the number of shares outstanding times the current market share price). The Russell 2000 is the 2000 smallest companies within the Russell 3000 ▪ The Russell 2000 “Snapshot Date” was known to be May 11, 2018 ▪ The minimum market capitalization necessary to join the Russell 2000 was known to be around $160 million

18 The Russell 2000 Index ▪ CBFV worked hard to make sure that the transaction closed before May 11 th . ▪ The transaction, in fact, closed on April 30 th . ▪ After the closing, the market capitalization of CBFV went from $127 million to $168 million ▪ CBFV did achieve inclusion in the Russell 2000 ▪ Formal addition of CBFV to the Russell 2000 will occur on June 22, 2018

19 CBFV Stock Price ▪ The increase in the number of shares outstanding and the increase in the price of the stock has resulted in a market capitalization of CBFV of approximately $194 million as of 6/15/18. ▪ Over the last 12 months, CBFV has increased shareholder value by approximately $ 8.80 in the stock price per share, or 32.7% per share of CBFV stock as of 6/15/18 . ▪ Since 1/1/2018, the market capitalization of CBFV has increased approximately $70.7 million.

20 Future Strategy & Vision for CB Financial Services, Inc. and Community Bank

21 Our Economic Future ▪ Community Bank is excited about the economic prospects for the Tri - State area and particularly for the resurgence of the Ohio Valley ▪ The primary driver for this economic renaissance is the revolution in natural gas production and consumption occasioned by the development of the Marcellus Shale and the Utica Shale

As the map below demonstrates , the combination of Community Bank’s market presence in the heart of the Marcellus, and Progressive Bank’s market presence in the heart of the Utica, allows Community Bank to serve an economy that we believe has enormous upside potential. Source: U.S. Energy Information Administration and SNL Financial. Map of Marcellus / Utica Shale Region Community Bank Market Area Progressive Market Area

23 Shale Gas Drives PetroChemical ▪ Shell Chemical Appalachia is building a “massive multi - billion dollar petrochemical plant” (known as an ethane cracker) in Potter Township, Beaver County ▪ Construction began in 2017, and will create over 6,000 construction jobs and will employ 600 people permanently ▪ Scheduled to be completed in the early 2020’s, it will produce 1.6 million tons a year of ethylene, which is used in products ranging from food packaging to automotive parts

24 West Virginia and Eastern Ohio Will Benefit from PetroChemical Development ▪ Another game changer would be a proposed cracker plant located in Dilles Bottom, Ohio, approximately 13 miles from Wheeling, WV ▪ The proposed cracker plant would employ thousands during construction and hundreds of permanent petrochemical jobs once the plant enters operation, with thousands of “spin - off” jobs that would result from the ethane cracker’s presence

25 ▪ In November 2017, West Virginia announced a $83.7 billion gas development deal with China Energy ▪ West Virginia Commerce Department has revealed that the first projects in a blockbuster agreement between the state and China are natural gas power plants, likely one in Harrison County and one in Brooke County ▪ West Virginia enjoys a strong relationship with China Energy, including ongoing research initiatives with West Virginia University West Virginia Shale Gas Development Deal

26  Empower our experienced, high quality employees to provide superior customer service in all aspects of our business  Create a service culture which builds full relationships with our customers  Grow commercial, mortgage, and consumer loans; commercial deposits; insurance; and wealth management  Evolve toward more electronic/digital products and processes  Strive for 0.90% ROA and 9.0% ROE  Maintain and seek to increase our annual dividend of $0.88 per share  Be the Community Bank of choice in the Marcellus/Utica Shale Region for residents and small - and medium - sized businesses Strategic Vision for Community Bank

Barron P. “Pat” McCune, Jr. “The community gave us a chance and it’s the community we’ll serve” Richard Baily

12/31/2004 12/31/2017 Total Assets $327 million $932 million Total Market Cap $34 million $190 million (6/11/18) Dividend per share $ 0.39 per share $0.88 per share Average Dividend 2005 - 2017 $0.73 per share

Core Values 1. Take Care of Each Other 2. Protect the Bank 3. Give and Expect Mutual Respect 4. Always Do the Right Thing 5. Try Hard To Achieve Our Goals 6. Enjoy Life Every Day, Even the Challenges Vision Statement Community Bank will be an exceptional, independent financial institution. We will provide our customers with valuable, appropriate products and outstanding personal service. The Bank will continue to grow and continue to create value for our shareholders. Our employees will be treated fairly and given opportunities for personal growth. We will be closely involved in improving our communities.

This image cannot currently be displayed. Barron P. “Pat” McCune, Jr. Corporate Center